UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9705 Loiret Blvd., Lenexa, KS 66219

(Address of principal executive offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed below under Item 5.07, at the Annual Meeting of Stockholders (the “Annual Meeting”) held on June 9, 2015, the stockholders of Digital Ally, Inc. (the “Company”) approved an amendment to the Company’s Articles of Incorporation to increase the total number of authorized shares of the Company’s capital stock from 9,375,000 to 25,000,000 shares, of which all are classified as common stock, $0.001 par value per share. The amendment to the Articles of Incorporation will become effective upon filing with, and acceptance for record by, the Secretary of State of Nevada. A copy of the Amendment to our Articles of Incorporation to be filed effecting the increase in authorized capital stock of the Company is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of the shareholders (the “Annual Meeting”) on Tuesday, June 9, 2015. There were 2,998,437 shares of common stock represented in person or by proxy at the Annual Meeting, constituting 74.6% of the outstanding shares on April 27, 2015, the record date for the Annual Meeting, and establishing a quorum. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below.

Proposal One: Election of Four Directors of the Company.

Name	Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
Stanton E. Ross	721,553	35,625		2,241,259
Leroy C. Richie	712,984	44,194		2,241,259
Daniel F. Hutchins	720,911	36,267		2,241,259
Elliot M. Kaplan	716,594	40,584		2,241,259

All nominees were duly elected.

The Board of Directors made appointments to its various committees after the Annual Meeting. The members of the Company’s Audit Committee are Messrs. Hutchins, Richie and Kaplan. Mr. Hutchins is the chairman of the Audit Committee. The members of the Compensation Committee are Messrs. Richie and Kaplan. Mr. Richie is the chairman of the Compensation Committee. The members of the Nominating and Governance Committee are Messrs. Hutchins, Richie and Kaplan. Mr. Richie is the chairman of the Nominating and Governance Committee.

Proposal Two: Amendment to Articles of Incorporation. To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of its capital stock that the Company may issue from 9,375,000 to 25,000,000, of which all 25,000,000 shares shall be classified as common stock.

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
2,140,495	800,058	57,883	--

The proposal was approved.

Proposal Three: Approval of the 2015 Stock Option Plan and Restricted Stock Plan. To approve the 2015 Stock Option and Restricted Stock Plan and reserve 300,000 shares for issuance under the Plan.

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
625,527	118,581	13,070	2,241,259

The proposal was approved.

Proposal Four: Ratification of McGladrey LLP Appointment. Ratification of the appointment of McGladrey LLP as the independent registered accounting firm of Digital Ally, Inc. for the year ending December 31, 2015.

Votes For	Votes Against/ Withheld	Abstain
2,819,507	103,789	75,141

The selection of McGladrey LLP as the independent registered accounting firm was ratified.

The information contained in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to the Articles of Incorporation of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ALLY, INC.

Date: June 12, 2015	By:	/s/ STANTON E. ROSS
	Name:	Stanton E. Ross
	Title:	Chairman, President and Chief Executive Officer